                                                                   Exhibit 1.1 a

                                 [CANADA LOGO]

CERTIFICATE OF AMALGAMATION                                 CERTIFICAT DE FUSION

CANADA BUSINESS                                             LOI SUR LES SOCIETES
CORPORATIONS ACT                                        COMMERCIALES CANADIENNES

HOLLINGER INC.                                                   197578-1
-------------------------------------------------        -----------------------
Name of corporation - Denomination de la societes            Number - Numero

I hereby certify that the above-          Je certifie par les presentes que la
mentioned Corporation resulted from       societe mentionnee ci-haut resulte de
the amalgamation of the following         la fusion des societes ci-dessous, en
Corporations under Section 179 of         vertu de l'article 179 de la Loi sur
the Canada Business Corporations          las societes commerciales canadiennes.
Act, as set out in the attached articles  tel qu'indique dans les statuts de
of Amalgamation.                          fusion ci-joints.

                              ARGCEN HOLDINGS INC.

                            HOLLINGER ARGUS LIMITED

                            LABMIN RESOURCES LIMITED

                                            September 17, 1985
                                            le 17 Septembre 1985
    Director-Directeur                     Date of Amalgamation - Date de fusion

    CORPORATIONS ACT
       FORM 9                  [LOGO]                    FORMULE 9
ARTICLES OF AMALGAMATION                              STATUTS DE FUSION
      (SECTION 179)                                     (ARTICLE 179)

------------------------------------------------------------------------------------------------------------------------------------
1 - Name of Amalgamated Corporation                                             Denomination de la societe issue de la fusion

         LINGER INC.

------------------------------------------------------------------------------------------------------------------------------------
2 - The place within Canada where the registered office is to be situated       Lieu au Canada ou doit etre situe ie siege social

    Municipality of Metropolitan Toronto, Province of Ontario

------------------------------------------------------------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the corporation           Categories et tout nombre maximal d'actions que la
    is authorized to issue                                                      societe est autorisee a emettre

(1) Unlimited number of common shares

(2) Unlimited number of preference shares issuable in series, of which 1,850,000 shall form the first series and be designated as Floating Rate Cumulative Convertible Preference Shares Series A.
   The rights, privileges, restrictions and conditions attaching to such shares are set forth in Appendices A and B annexed hereto.

------------------------------------------------------------------------------------------------------------------------------------
4 - Restrictions if any on share transfers                                      Restrictions sur le transfer des actions sily a lieu

         None

------------------------------------------------------------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors                         Nombre (ou nombre minimum et maximum)
   (See Appendix C)                                                             d'administrateurs
------------------------------------------------------------------------------------------------------------------------------------
6 - Restrictions if any on business the corporation may carry on                Limites imposees quant aux activities que la societe
                                                                                peut expiorter, s'il y a lieu.
       None

------------------------------------------------------------------------------------------------------------------------------------
7 - Other provisions if any                                                     Autres dispositions s'il y a lieu

         N/A

------------------------------------------------------------------------------------------------------------------------------------

8 - The amalgamation agreement has been approved by special   [X]    La convention de fusion a ete approuvee par resolutions
    resolutions of shareholders of each of the amalgamating          speciales des actionnaures de chacune des societes
    corporations listed in Item 10 below in accordance               fusionnantes enumerecs a la rubrique 10 Ci-dessous, en
    with Section 177 of the Canada Business Corporations             conformite de I'article 177 de la Lor sur les societes
    Act.                                                             commerciales canadiennes.

    The amalgamation has been approved by a resolution of the [ ]    La fusion a ete approuvee par resolution des administrateurs
    directors of each of the amalgamating corporations               de chacune des societes fusionnantes enumerates a la rubrique
    listed in Item 10 below in accordance with Section 178           10 ci-dessous en conformite de I'article 178 de la Loi sur
    of the Canada Business Corporations Act. These articles          les societes commerciales canadiennes. Les presents statuts
    of amalgamation are the same as the articles of                  de fusion aont les memes que les statuts constitutifs de
    incorporation of (name the designated amalgamating               (nommer la societe fusionnante designee).
    corporation).
------------------------------------------------------------------------------------------------------------------------------------
9 - Name of the amalgamating corporation the by-laws of
    which are to be the by-laws of the amalgamated
    corporation.
                  Hollinger Argus Limited

------------------------------------------------------------------------------------------------------------------------------------
10 - Name of Amalgamating Corporations        Corporation No.                          Description of Office
     Denomination des societes               No de la societe     Signature    Date    Description du posie
------------------------------------------------------------------------------------------------------------------------------------
     Argcen Holdings Inc.                        173149-1                      Sept.         Secretary
                                                                               17/85
------------------------------------------------------------------------------------------------------------------------------------
     Hollinger Argus Limited                     173617-5                      Sept.         Secretary
                                                                               17/85
------------------------------------------------------------------------------------------------------------------------------------
     Labmin Resources Limited                    197565-0                      Sept.         Secretary
                                                                               17/85
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY                       A L'USAGE DU MINISTERE SEULEMENT
Corporation No. - No. de la societe               Filed -
                  197578-1
                                                             September 17, 1985

                                   APPENDIX A

PREFERENCES, RIGHTS, CONDITIONS, RESTRICTIONS, LIMITATIONS AND PROHIBITIONS ATTACHING TO THE PREFERENCE SHARES

1.       Directors' Right to Issue in One or More Series

         The Preference Shares may at any time or from time to time be issued in one or more series. Before any shares of a particular series other than the first series are issued, the Board of Directors of the Corporation shall fix the number of shares that will form such series and shall subject to the limitations set out herein, by resolution determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion rights (if any), voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act) of Articles of Amendment containing a description of such series, including the designation, rights, privileges, restrictions and conditions determined by the Board of Directors.

2.       Ranking of Preference Shares

         The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to accumulated dividends and return of capital. The Preference Shares shall be entitled to preference over the Common Shares and over any other shares ranking junior to the Preference Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect dividends. The Preference Shares of any series may also be given such other preferences not inconsistent with paragraphs 1 to 5 hereof over the Common Shares and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

3.       Voting Rights

         Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of Preference Shares, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

4.       Amendment with Approval of Holders of Preference Shares

         The rights, privileges, restrictions and conditions attaching to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of Preference Shares given as hereinafter specified.

5.       Approval of Holders of Preference Shares

         The approval of the holders of Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or of any other matter requiring the consent of the holders of the Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least 66 2/3% of the votes cast at a meeting of the holders of Preference Shares duly called for that purpose.

         The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by the Canada Business Corporations Act. On every poll taken at a meeting of holders of Preference Shares as a class, or at a joint meeting of the holders of two or more series of Preference Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preference Share held by him.

                                  COMMON SHARES

         The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

1.       Voting Rights

         The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of the Corporation, and to vote at any such meeting on the basis of one vote for each Common Share held.

2.       Dividend Rights

         Subject to the prior rights of the holders of the Preference Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, all dividends which the directors may declare in any fiscal year of the Corporation shall be declared and paid in equal or equivalent amounts per share on all Common Shares at the time outstanding without preference or priority.

3.       Liquidation, Dissolution or Winding Up

         In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled, subject to the prior right of the holders of the Preference Shares and any other shares ranking senior to the Common Shares, to the remaining property and assets of the Corporation.

                                   APPENDIX B

   RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES A
                               PREFERENCE SHARES

         The rights, privileges, restrictions and conditions attaching to the Series A Preference Shares (in addition to the rights, privileges, restrictions and conditions attaching to the Preference Shares as a class) shall be as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1      Definitions.

         In these conditions attaching to the Series A Preference Shares:

         (a) "average prime rate" for any dividend calculation period means the arithmetic mean (rounded to the nearest 0.01%) of the prime rate for each day during such period:

         (b) "business day" means any day other than a Saturday, Sunday or statutory holiday in the province in which the registered office of the Corporation is located;

         (c) "close of business" means the normal closing hour of the principal office of the transfer agent and registrar in the city in which the registered office of the Corporation is located;

         (d) "Common Shares" means the Common Shares in the capital of the Corporation as constituted on the Effective Date or as subsequently consolidated, subdivided, reclassified or otherwise changed, or any voting shares and other securities that holders of such shares are entitled to receive as a result of any reorganization of the capital of the Corporation;

         (e) "Conversion Ratio" at any date means the quotient obtained by dividing the stated value per Series A Preference Share at such date by the Current Market Price per Common Share determined by such date;

         (f) "Current Market Price per Common Share" at any date means the weighted average closing price (expressed in Canadian dollars) at which the Common Shares have traded on The Toronto Stock Exchange during the 20 trading days (on each of which at least 100 Common Shares were traded in at least one board lot) immediately preceding the fifth trading day before such date (or if the Common Shares are not then listed on The Toronto Stock Exchange, on such stock exchange on which such shares are listed as may be selected for such purpose by the Directors) and, if the Common Shares are not then listed on any stock exchange, the "Current Market Price per Common Share" shall be the fair market value of the Common Shares as determined by the auditors of the Corporation (or if such auditors are unable or unwilling to act, by a national firm of chartered accountants selected by the Directors satisfactory to the Holders);

         (g) "Date of Conversion" has the meaning given to that expression in Section 3.3;

         (h) "Directors" means the board of directors of the Corporation, and reference without more to action by the Directors shall mean action by the Directors as a board or by any authorized committee thereof;

         (i) "dividend calculation period" means a period beginning on a dividend payment date and ending on the sixth day immediately prior to the next subsequent dividend payment date;

         (j) "dividend payment date" means the first day of March, June, September and December in each year and with respect to partial dividends, means the date on which any such partial dividend is payable;

         (k) "dividend payment period" means a period beginning on a dividend payment date and ending on the day immediately prior to the next subsequent dividend payment date;

         (l) "Dividend Rate" for any dividend payment period means the sum of 2.00% plus one-half of the average prime rate for the dividend calculation period ending on the sixth day immediately prior to the next dividend payment date, provided that in the event that the Directors fail to declare and pay any dividend as provided in Section 2.2, the dividend rate for any dividend payment period in respect of which dividends are not declared or paid in full will be the sum of 4.00% and one-half of the average prime rate for the dividend calculation period ending on the sixth day immediately prior to the dividend payment date; such dividend rate to be effective for the dividend payment period for which a dividend was not paid in full and the subsequent period of time ending on the day immediately preceding the date of payment of the dividend arrears;

         (m) "Effective Date" means the date of the Certificate of Amalgamation of the Corporation issued under the Canada Business Corporations Act;

         (n) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these Series A Preference Share provisions and not to any particular Section, subsection, subdivision or portion hereof, and the expressions "Article", "Section" and "subsection", followed by a number and/or a letter mean and refer to the specified Article, Section or subsection hereof;

         (o)      "Holder" means a registered holder of any Series A Preference
                  Shares;

         (p) "prime rate" for any day means the rate of interest, expressed as an annual rate, declared by the Canadian Imperial Bank of Commerce or its successors to be the Bank's prime interest rate for Canadian dollar commercial loans in Canada;

         (q) "Notice of Redemption" means a notice in writing given, as hereinafter provided, by the Corporation to the Holders setting forth the Redemption Price, (as at the date of such notice) and the place at which redemption is to take place;

         (r) "Redemption Date" means the date fixed by the Directors for redemption of Preference Shares set forth in a Notice of Redemption;

         (s) "Redemption Price" means the price per Series A Preference Share, including all accrued and unpaid dividends, specified in Section 5.4;

         (t) "trading day" means a day on which the relevant stock exchange referred to in paragraph (f) hereof is open for business; and

         (u) "transfer agent and registrar" means the person or persons from time to time appointed by the Directors as the transfer agent and registrar in Canada for the Series A Preference Shares, and failing any such appointment, means the Corporation.

1.2 Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

1.3 All dollar amounts referred to herein shall be in lawful money of Canada.

1.4 The division of these Series A Preference Share provisions into Articles, Sections, subsections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5 In the event that any date upon which any dividends on the Series A Preference Shares are payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

                                    ARTICLE 2

                                    DIVIDENDS

2.1 Payment of Dividends. The Holders shall be entitled to receive, and, subject to Section 2.4, the Corporation shall pay, as and when declared by the Directors out of monies of the Corporation available for the payment of dividends, cumulative preferential cash dividends in the amounts determined from time to time in accordance with the provisions hereof. Dividends on the Series A Preference Shares shall accrue from day to day from and including the date of issue thereof to and including the day immediately preceding a dividend payment date, and shall be payable on each dividend payment date to the Holders of record at the close of business on the fifth business day preceding such dividend payment date. Cheques drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the Holders entitled thereto. The mailing of such cheques shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless such cheques are not paid on due presentation. If on any dividend payment date dividends payable on such date are not paid in full on all the Series A Preference Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the Directors. The Holders shall not be entitled to any dividends other than or in excess of the cash dividends provided for herein. A dividend which is represented by a cheque which has not been presented for payment within six years after it was issued or that otherwise remains unclaimed for a period of six years from the date it was declared to be payable and set apart for payment shall be forfeited to the Corporation.

2.2 Amount of Dividends. Subject to the provisions hereof, the amount of the dividend payable on any dividend payment date on any Series A Preference Share then outstanding shall be equal to the amount, (rounded to the nearest $0.0001) calculated by applying the Dividend Rate for the dividend payment period ending on the day immediately prior to such dividend payment date to the amount of $20.00 per share, and multiplying the result by a fraction of which the numerator is the lesser of (i) the number of days such share has been outstanding and (ii) the number of days in such dividend payment period, and of which the denominator is the number of days in the calendar year in which such dividend payment date falls.

2.3 Partial Dividends. The amount of the dividend payable on any Series A Preference Share for any period which is less than a full dividend payment period with respect to such Series A Preference Share:

         (a)      which is issued, redeemed, purchased or converted: or

         (b) where assets of the Corporation are distributed to the Holders pursuant to the conditions in that respect attaching to the Preference Shares as a class;

shall be equal to the amount (rounded to the nearest $0.0001) calculated by applying the Dividend Rate for the dividend payment period in which such issue, redemption, purchase, conversion or distribution occurs to the amount of $20.00 per share, and multiplying the result by a fraction of which the numerator is the number of days in the dividend payment period such share has been outstanding (including the dividend payment date at the beginning of such period if such share was outstanding on that date and excluding the dividend payment date at the end of such period if such share was outstanding on that date or the date on which such dividend became payable, as the case may be) and the denominator is the number of days in the calendar year in which such issue, redemption, purchase, conversion or distribution occurs.

2.4 Avoidance of Fractions. Dividend payments shall be adjusted to avoid payments of a fraction of a cent.

2.5 Dividends on Conversion. The Holders as of the record date for any dividend declared to be payable on the Series A Preference Shares shall be entitled to such dividend notwithstanding that such share is converted after such record date and before the dividend payment date of such dividend and the registered holder of any share issued upon conversion of a Series A Preference Share shall be entitled to any dividend declared to be payable to Holders of such shares of record on any date after the Date of Conversion. Subject as aforesaid, upon the conversion of any Series A Preference Share the Corporation shall make no payment or adjustment on account of any dividends on the Series A Preference Shares so converted or on account of any dividends on the Common Shares issuable upon such conversion.

2.6 Notification of Dividend Rate. On or before each dividend payment date the Corporation shall give notice to each Holder of the dividend rate for the dividend payment period immediately preceding such dividend payment date and the particulars of the calculation thereof.

                                    ARTICLE 3

                          CONVERSION INTO COMMON SHARES

3.1 Conversion Privilege. Subject to Section 3.2, the Series A Preference Shares shall be convertible in whole as a series at any time, and in multiples of 250.000 Series A Preference Shares from time to time, after the close of business on July 31, 1989 into fully paid and non-assessable Common Shares on the basis of the Conversion Ratio in effect on the Date of Conversion.

3.2 Conversion on Default. Notwithstanding the provisions of Section 3.1, if the Corporation has failed to pay dividends on the Series A Preference Shares when legally entitled to do so, or is in breach or default of any of the provisions of Sections 3.8. 3.9, 4.1, 4.2 or 5.4, each Series A Preference Share shall be convertible into such number of fully paid and non-assessable Common Shares as is determined by the Conversion Ratio in effect on the Date of Conversion, at any time during the period during which such non-payment, breach or default is continuing.

3.3 Conversion Procedure. In order to exercise the conversion right, a Holder shall present and surrender to the transfer agent and registrar for the Common Shares the respective certificates representing the Series A Preference Shares in respect of which the Holder wishes to exercise his right of conversion, together with written notice of conversion (which shall be and be deemed to be irrevocable) signed by such Holder or his agent stating that he elects to convert such Series A Preference Shares. Such notice of conversion shall also state the name or names (with addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued. If any of the Common Shares into which such Series A Preference Shares are to be converted are to be issued to a person or persons other than the Holder, the signature of such Holder on such notice of conversion shall be guaranteed in a manner satisfactory to the transfer agent and registrar and such notice of conversion shall be accompanied by payment to the transfer agent and registrar of any transfer tax which may be payable by reason thereof. The date of receipt by the transfer agent and registrar of certificates representing such Series A Preference Shares and such notice of conversion is herein referred to as the "Date of Conversion" of such Series A Preference Shares.

         As promptly as practicable after the Date of Conversion, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Holder who has exercised the conversion right in respect of any Series A Preference Shares, or on his written order, a certificate or certificates in the name or names of the person or persons specified in the applicable notice of conversion for the number of Common Shares deliverable upon the conversion of such Series A Preference Shares and provision shall be made in respect of any fraction of a Common Share as provided in Section 3.4. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Date of Conversion and at such time the rights of the Holder as Holder shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have thereupon become the holder or holders of record of the Common Shares represented thereby; provided, however, that no exercise of the conversion right on any date when the share transfer registers for Common Shares of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the Common Shares upon such conversion as the holder or holders of record of such Common Shares on such date, but such exercise shall be effective to constitute the person or persons entitled to receive such Common Shares as the holder or holders of record thereof for all purposes at the close of business on the next succeeding day on which such share transfer registers are open and such conversion shall be at the Conversion Ratio in effect at the close of business on such next succeeding day.

         Upon surrender to the transfer agent and registrar of any certificate representing more than the number of Series A Preference Shares which are to be converted, the Holder thereof shall be entitled to receive, without expense to such Holder, one or more new certificates for the number of unconverted Series A Preference Shares represented by the certificate surrendered.

3.4 Avoidance of Fractional Shares. Notwithstanding anything herein contained, the Corporation shall in no case be required to issue a fraction of a Common Share upon the conversion of any Series A Preference Share. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the conversion of any Series A Preference Share, the Corporation shall issue or cause to be issued to the Holder of such surrendered Series A Preference Share a non-voting and non-dividend-bearing scrip certificate or certificates transferable by delivery entitling the Holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates for consolidation at such place in Canada as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor, as well as a further scrip certificate representing the excess, if any, over one full Common Share of the scrip certificates surrendered for consolidation. Such scrip certificates shall be in such form and shall be subject to such terms and conditions as the Corporation may determine and shall provide that the same shall be null and void on and after a date to be fixed by the Directors, but no such date shall be less than one year following the date of issue of the scrip certificate concerned.

3.5 Notice to Holders of Series A Preference Shares. In the event that the Corporation shall determine to:

         (a) declare on its Common Shares any cash dividend per share which when added to the sum of the last four cash dividends per share paid on its Common Shares would exceed the sum of such last four cash dividends per share by more than 50%;

         (b) declare on its Common Shares any dividends payable in shares of the Corporation (other than a stock dividend in lieu of a cash dividend paid in the ordinary course) or make any other distribution on its Common Shares (other than a cash dividend);

         (c) offer for subscription pro rata to the holders of all or substantially all of its Common Shares any additional securities or shares of any class convertible into or exchangeable for Common Shares or issue any other options, rights or warrants to all or substantially all of such holders;

         (d) effect a reclassification or change of the Common Shares of the nature referred to in Section 3.6 or an amalgamation or merger of the Corporation with or into any other corporation or a sale, transfer or other disposition of all or substantially all of the assets of the Corporation; or

         (e) proceed with a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in each such case, the Corporation shall give notice to each Holder of the action proposed to be taken and the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution, subscription rights or other options, rights or warrants, or (ii) such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up shall take place, as the case may be, provided that the Corporation shall only be required to specify in such notice such particulars of such action as shall have been fixed and determined at the date on which such notice is given. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution, subscription rights or other options, rights or warrants, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up, as the case may be. Such written notice shall be given with respect to the actions described in paragraphs (a), (b) and (c) above, not less than 14 days and, with respect to the actions described in paragraphs (d) and (e) above, not less than 30 days, in each case prior to the record date or the date on which the Corporation's transfer books are to be closed with respect thereto.

3.6 Substitution for Common Shares. In the event of any reclassification of or change in the Common Shares (other than a change as a result of a subdivision or consolidation), or in the event of any amalgamation of the Corporation with, or merger of the Corporation into, any other corporation (other than an amalgamation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the Common Shares), or in the event of any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, the Holder of each Series A Preference Share then outstanding shall be entitled to receive and shall accept upon the conversion of a Series A Preference Share at any time on the effective date or thereafter, in lieu of the Common Shares which he is otherwise entitled to receive at the time he exercises the conversion right, the kind and amount of shares and other securities and property that such holder would have been entitled to receive as a result of such reclassification, change, amalgamation, merger, sale, transfer or other disposition if, on the effective date thereof he had been the registered holder of the number of Common Shares that he is otherwise entitled to receive at the time he exercises the conversion right, subject to such adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The provisions of this Section shall similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

3.7 Treatment of Converted Shares. Series A Preference Shares surrendered upon the exercise of the conversion privilege shall be cancelled by the transfer agent and registrar, and shall not be restored to the status of authorized but unissued Series A Preference Shares.

3.8 Maintenance of Common Shares. So long as any of the Series A Preference Shares are outstanding, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation shall have unissued and reserved the number of authorized Common Shares to which the Holders are entitled on the full exercise of their conversion rights in accordance with the provisions hereof.

3.9 Registration of Common Shares. If any Common Shares reserved or to be reserved for the purpose of conversion of the Series A Preference Shares hereunder require registration with or approval of any governmental authority under any Canadian or provincial law before such shares may be validly issued upon conversion, the Corporation will take such action as may be necessary to secure such registration or approval, as the case may be.

                                    ARTICLE 4

            RESTRICTIONS ON DIVIDENDS. ISSUE AND RETIREMENT OF SHARES

4.1 Restriction. So long as any of the Series A Preference Shares are outstanding, the Corporation shall not, without the prior approval of the Holders given as provided in Article 7:

         (a) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series A Preference Shares) on any shares of the Corporation ranking junior to the Series A Preference Shares, unless all dividends then payable on the Series A Preference Shares and on all other shares ranking on a parity with or in priority to the Series A Preference Shares have been declared and paid or set apart for payment;

         (b) create or issue any shares ranking prior to the Series A Preference Shares;

         (c) create or issue any shares ranking on a parity with the Series A Preference Shares unless the consolidated net cash flow of the Corporation for the most recently completed 12-month fiscal period is at least equal to two times the aggregate annual dividend requirements in respect of the Series A Preference Shares and all shares ranking or to rank on a parity with the Series A Preference Shares, calculated on a pro forma basis;

         (d) redeem, retract, purchase or otherwise acquire any shares of the Corporation ranking junior to the Series A Preference Shares, except pursuant to a sinking fund or purchase obligation attaching to shares of the Corporation heretofore or hereafter issued (and in the case of such sinking fund or other mandatory purchase), not in excess of five percent, in any 12 month period, of the value or number of such shares outstanding at the time of such redemption, retraction, purchase or other acquisition), or make any capital distribution on or in respect of any other shares of the Corporation ranking on a parity with or junior to the Series A Preference Shares in respect of the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs; provided, however, that the Corporation may purchase its Common Shares at any time and from time to time provided that all dividends then payable on the Series A Preference Shares and all other shares ranking on a parity with or in priority to the Series A Preference Shares have been declared and paid or set apart for payment; or

         (e) amalgamate, consolidate or combine with, merge into or otherwise join with any other corporation or sell, transfer or dispose of all or substantially all of its assets unless the resulting, successor or acquiring corporation is a corporation incorporated under or subject to the laws of Canada or a province thereof and the common shares of such corporation are listed and posted for trading on at least one of The Toronto Stock Exchange, The Montreal Exchange and the Vancouver Stock Exchange.

4.2 Obligation. So long as any of the Series A Preference Shares are outstanding, on, from and after July 31, 1989 the Corporation shall, except as otherwise permitted by the Holders acting as provided in Article 7, cause its Common Shares, or the common shares of any corporation resulting from an amalgamation, consolidation, merger, combination or other joining by the Corporation with any other corporation, or of any successor corporation to the Corporation, to be listed and posted for trading on at least one of the Toronto, Montreal or Vancouver stock exchanges.

                                    ARTICLE 5

                DIVIDEND RATE ADJUSTMENT AND OPTIONAL REDEMPTION

5.1      Interpretation. For the purposes of this Article:

         (a) "Taxable Holder" means any registered Holder or, in the case of shares registered in the name of a nominee, any beneficial owner, of Series A Preference Shares which is a "taxable Canadian corporation" for the purposes of the Income Tax Act (Canada); and

         (b) any reference to any statute shall be deemed to be a reference to such statute as amended or re-enacted from time to time.

5.2 Notice of Tax Amendment. In the event that any amendment to the Income Tax Act (Canada) or the Corporations Tax Act (Ontario) or to any Regulation under either such statute is announced, included in a budget or Notice of Ways and Means Motion, enacted or passed which affects the income tax treatment of the dividends on the Series A Preference Shares received or to be received by any Taxable Holder in such a manner that any income tax or corporation income tax is or would be payable thereon, or in the event that any Taxable Holder is subject to a reassessment or believes, on reasonable grounds that it will be subject to a reassessment arising from or related to its holding of the Series A Preference Shares, such Taxable Holder may give to the Corporation a written notice stating that it is a Taxable Holder and that such amendment has been announced, included in a budget or Notice of Ways and Means Motion, enacted or passed, or that such a reassessment has occurred or has been threatened.

5.3 Effect of Share Reclassification. In the event that any securities or property which is substituted for the Common Shares as a result of a reclassification, change, amalgamation, merger, sale, transfer or other disposition as contemplated by Section 3.6 are securities or property which affects the income tax treatment of the dividends on the Series A Preference Shares received or to be received by any Taxable Holder in such a manner that any income tax or corporate income tax is or would be payable thereon, such Taxable Holder may give to the Corporation a written notice stating that it is a Taxable Holder and that such securities or property have or will have such effect.

5.4 Redemption at Corporation's Option. Upon the giving of any notice in accordance with Sections 5.2 or 5.3, and subject to Section 5.7, the Corporation may, at its option, redeem at any time thereafter all of the outstanding Series A Preference Shares in respect of which a supplement is payable under Section 5.6, on payment for each such Series A Preference Share to be redeemed of $20.00 plus all accrued and unpaid dividends.

5.5 Redemption Procedure. A Notice of Redemption shall be given by the Corporation not less than 15 days nor more than 40 days prior to the date fixed for redemption to each Holder of Series A Preference Shares to be redeemed. Accidental failure or omission to give such notice to one or more of such Holders shall not affect the validity of such redemption. On and after the Redemption Date, the Corporation shall pay or cause to be paid to or to the order of the Holders of the Series A Preference Shares to be redeemed the Redemption Price on presentation and surrender at the place of redemption of the respective certificates representing such shares. Such payment shall be made by cheque drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank. Such shares in respect of which the Redemption Price has been paid as aforesaid shall thereupon be redeemed. If less than all the Series A Preference Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued. From and after the Redemption Date, the Holders of the Series A Preference Shares called for redemption shall cease to be entitled to dividends or to exercise any of the rights of Holders in respect thereof unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unimpaired. The Corporation shall have the right at any time after mailing a Notice of Redemption to deposit the Redemption Price of the shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the persons entitled thereto, in any Canadian chartered bank or trust company in Canada specified in the Notice of Redemption or in a subsequent notice to the Holders in respect of which the deposit is made, in a special account for the Holders of such shares, and upon such deposit being made or upon the Redemption Date, whichever is later, the Series A Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each Holder shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificate representing his shares to be redeemed. Any interest on such deposit shall belong to the Corporation.

5.6      Increased Dividends. If any notice is given in accordance with Sections
5.2 or 5.3, the amount of each dividend payable thereafter or at a subsequent time specified in such notice on each Series A Preference Share held or owned by the Taxable Holder giving notice, or by any successor Taxable Holder, shall, subject to Section 5.8, be increased by an additional amount (the "supplement") which, after deducting therefrom an amount equal to the tax paid or payable thereon by such Taxable Holder, will equal the amount of tax paid or payable by such Taxable Holder in respect of the amount of such dividend accruing after such notice is given. For this purpose, the amount of any tax referred to herein arising in connection with the Series A Preference Shares held or owned by any Taxable Holder shall be conclusively determined by a report of the chartered accountant or accountants for the time being holding appointment as auditors of such Taxable Holder given to the Corporation no later than the 25th day after notice is given under Sections 5.2 or 5.3 or, failing such report, by the report of a firm of independent chartered accountants appointed by the Corporation and approved by such Taxable Holder who will make available to such accountants all information reasonably necessary to make such determination. If any supplement is payable in accordance with this Section in respect of a dividend that has otherwise been paid (whether as part of a Redemption Price or otherwise) before the date that the amount of the supplement is determined, the Corporation shall pay the supplement to the payee of that dividend no later than the 10th day after the Corporation receives such accountant's report. Except as provided in this Section or in paragraph (1) of Section 1.1. there shall be no increase in the amount of dividends payable on any Series A Preference Share.

5.7 Limitation on Redemption. The Corporation may not redeem any of the Series A Preference Shares at any time without the prior approval of the Holders given in accordance with Article 7 if any pan of the Redemption Price which constitutes a repayment of paid-up capital would, for the purposes of the Income Tax Act (Canada) as amended or re-enacted from time to time:

         (a) be deemed to have been paid as a dividend which is subject to income tax in the hands of any such Holder, or

         (b) give rise to a taxable capital gain in the hands of any such Holder who or whose predecessor shall have continuously held such Series A Preference Shares since their issuance;

unless at the time of giving a Notice of Redemption the Corporation delivers to each Holder whose Series A Preference Shares are to be redeemed an undertaking and covenant to indemnify such Holder in full for the amount of any income tax or corporation income lax paid or payable by such Holder as a result of such redemption.

5.8 Refunds. To the extent any of the tax relating to a supplement which has been paid is refunded or is determined not to be payable by the Taxable Holder in respect of whose tax liability or purported liability the supplement was paid, the payee of the supplement shall promptly repay to the Corporation without interest the supplement, less any unrecovered tax paid in respect of such supplement.

5.9 Notice to Corporation. Any notice from any Taxable Holder shall be sufficiently given if delivered or sent by registered mail, postage prepaid, to the Corporation at its registered office addressed to the attention of the Secretary. Any notice so mailed shall be deemed to have been given on the third business day after the date of mailing.

                                    ARTICLE 6

                                  VOTING RIGHTS

6.1 General. Except as provided in the provisions attaching to the Preference Shares as a class, the Holders shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation.

                                    ARTICLE 7

                                  MISCELLANEOUS

7.1 Modification. The rights, privileges, restrictions and conditions attaching to the Series A Preference Shares may be repealed, altered, modified, amended or varied in whole or in part only with the prior approval of the Holders given in the manner provided in Section 7.2 in addition to any other approval required by the Canada Business Corporations Act or any other applicable statutory provision of like or similar effect, from time to time in force.

7.2 Approval of Holders of Series A Preference Shares. The approval of the Holders with respect to any and all matters hereinbefore referred to may be given by at least 66 2/3% of the votes cast at a meeting of the Holders duly called for that purpose and held upon at least 21 days' notice, at which the Holders of a majority of the outstanding Series A Preference Shares are present or represented by proxy. If at any such meeting the Holders of a majority of the outstanding Series A Preference Shares are not present or represented by proxy within 30 minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days' notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the Holders present or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by not less than 66 2/3% of the votes cast at such adjourned meeting shall be effective notwithstanding hat the Holders of a majority of the outstanding Series A Preference Shares are not present or represented by proxy and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every Holder shall be entitled to one vote in respect of each Series A Preference Share held by him.

7.3 Notice. Any notice required or permitted to be given to a Holder shall be mailed by letter, postage prepaid, or delivered to such Holder at his address as it appears on the records of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder. The accidental failure to give notice to one or more of such Holders shall not affect the validity of any action requiring the giving of notice by the Corporation. Any notice given as aforesaid shall be deemed to be given on the date upon which it is mailed or delivered.

                                   APPENDIX C

Item 5

The Board of Directors shall consist of a minimum of 3 and a maximum of 21 directors and the number within such range shall be determined from time to time by the Board of Directors.

PROVINCE OF ONTARIO         )        IN THE MATTER OF the Canada
                            )        Business Corporation Act and the
JUDICIAL DISTRICT OF        )        Articles of Amalgamation of
                            )        ARGCEN HOLDINGS INC., HOLLINGER
YORK                        )        ARGUS LIMITED and LABMIN
                            )        RESOURCES LIMITED
       TO WIT:              )

         I, Charles G. Cowan, of the City of Toronto, in the Province of
Ontario,

SOLEMNLY DECLARE THAT:

1. I am the Secretary of ARGCEN HOLDINGS INC. (the "Corporation") and have knowledge of the matters herein declared.

2.       There are reasonable grounds for believing that:

         (i) the Corporation is and the corporation (the "Amalgamated Corporation") resulting from the amalgamation of the Corporation, Hol linger Argus Limited and Labmin Resources Limited will be able to pay its liabilities as they become due;

        (ii) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

       (iii)      no creditor will be prejudiced by the amalgamation.

         AND I make this solemn Declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath.

SWORN BEFORE me at the      )
                            )
City of Toronto, in the     )
                            )
Province of Ontario         )
                            )
this 17th day of            )
                            )
September, 1985.            )

                                                   /s/ Charles G. Cowan
                                                   -----------------------------
                                                   Charles G. Cowan

[SEAL]

PROVINCE OF ONTARIO         )        IN THE MATTER OF the Canada
                            )        Business Corporation Act and the
JUDICIAL DISTRICT OF        )        Articles of Amalgamation of
                            )        ARGCEN HOLDINGS INC., LABMIN
YORK                        )        RESOURCES LIMITED and
                            )        HOLLINGER ARGUS LIMITED
       TO WIT:              )

         I, Charles G. Cowan, of the City of Toronto, in the Province of
Ontario,

SOLEMNLY DECLARE THAT:

1. I am the Secretary of HOLLINGER ARGUS LIMITED (the "Corporation") and have knowledge of the matters herein declared.

2.       There are reasonable grounds for believing that:

         (i) the Corporation is and the corporation (the "Amalgamated Corporation") resulting from the amalgamation of the Corporation, Argcen Holdings Inc. and Labmin Resources Limited will be able to pay its liabilities as they become due;

        (ii) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

       (iii)      no creditor will be prejudiced by the amalgamation.

         AND I make this solemn Declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath.

SWORN BEFORE me at the      )
                            )
City of Toronto, in the     )
                            )
Province of Ontario         )
                            )
this 17th day of            )
                            )
September, 1985.            )

                                                   /s/ Charles G. Cowan
                                                   -----------------------------
                                                   Charles G. Cowan

[SEAL]

PROVINCE OF ONTARIO         )        IN THE MATTER OF the Canada
                            )        Business Corporation Act and the
JUDICIAL DISTRICT OF        )        Articles of Amalgamation of
                            )        ARGCEN HOLDINGS INC., HOLLINGER
YORK                        )        ARGUS LIMITED and LABMIN
                            )        RESOURCES LIMITED
       TO WIT:              )

         I, Charles G. Cowan, of the City of Toronto, in the Province of
Ontario,

SOLEMNLY DECLARE THAT:

1. I am the Secretary of LABMIN RESOURCES LIMITED (the "Corporation") and have knowledge of the matters herein declared.

2.       There are reasonable grounds for believing that:

         (i) the Corporation is and the corporation (the "Amalgamated Corporation") resulting from the amalgamation of the Corporation, Argcen Holdings Inc. and Hollinger Argus Limited will be able to pay its liabilities as they become due;

        (ii) the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

       (iii)      no creditor will be prejudiced by the amalgamation.

         AND I make this solemn Declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath.

SWORN BEFORE me at the      )
                            )
City of Toronto, in the     )
                            )
Province of Ontario         )
                            )
this 17th day of            )
                            )
September, 1985.            )

                                                   /s/ Charles G. Cowan
                                                   -----------------------------
                                                   Charles G. Cowan

[SEAL]